EXHIBIT 99.1

The Hallwood Group Incorporated

3710 Rawlins, Suite 1500 • Dallas, Texas 75219 • 214.528.5588 • Fax: 214.393.0233

FOR IMMEDIATE RELEASE

Contact:	Richard Kelley, Chief Financial Officer
800.225.0135 • 214.528.5588

HALLWOOD GROUP REPORTS RESULTS

FOR THE FIRST QUARTER ENDED MARCH 31, 2014

AND PROVIDES MERGER UPDATE

Dallas, Texas, May 13, 2014 — The Hallwood Group Incorporated (NYSE MKT: HWG) (the “Company”) today reported results for the first quarter ended March 31, 2014.

For the first quarter of 2014, the Company had a net loss of $4,815,000, or $3.16 per share, compared to a net loss of $1,344,000, or $0.88 per share for the 2013 first quarter, on revenue of $24,122,000 and $31,283,000, respectively, for the same periods.

Following is a comparison of results for the 2014 and 2013 periods:

Operating Income (Loss). The operating loss for the 2014 and 2013 first quarters was $4,882,000 and $1,144,000, respectively.

The Company operates its principal business in the textile products industry through its wholly owned subsidiary, Brookwood Companies Incorporated (“Brookwood”). Brookwood’s textile products sales in the 2014 first quarter of $24,122,000 decreased by $7,161,000, or 22.9%, compared to $31,283,000 for the same period in 2013. The decrease was principally due to a reduction in sales of specialty fabric to U.S. military contractors as a result of changes to orders from the military to Brookwood’s customers.

Military sales accounted for $9,993,000 in the 2014 first quarter period, compared to $15,714,000 in the 2013 first quarter. Military sales represented 41.4% and 50.2% of Brookwood’s net sales in the 2014 and 2013 first quarters, respectively. Orders were weak in the fourth quarter of 2013 and through much of the first quarter of 2014 but have improved in March and into the second quarter of 2014 through the date of this press release. We believe the reduction of sales and orders described is due at least in part to a reduction of deployed troops and continued debate in congress and the administration regarding federal spending and we are unable to know if the recent improvement in orders will continue.

Other Income (Expense). Other income (expense) principally consists of interest expense. For the 2014 and 2013 first quarters, other income (expense) was $(113,000) and $(193,000), respectively. The interest expense component relates to the Company’s loan with Hallwood Family (BVI), L.P., which was initially entered into in May 2013 (as amended), and Brookwood’s revolving credit facility, which was renewed in March 2014.

Income Tax Expense (Benefit). For the 2014 and 2013 first quarters, the income tax expense (benefit) was $(180,000) and $7,000, respectively, which related to state tax expense (benefit). The Company recorded no federal tax benefit for the 2014 and 2013 first quarters since the deferred tax asset resulting from the estimated tax loss for the same period was offset by a full valuation allowance.

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Merger Update

The Company previously reported that it entered into an Agreement and Plan of Merger, dated as of June 4, 2013, by and among the Company, Hallwood Financial Limited, and HFL Merger Corporation, as amended (the “Merger Agreement”).

As reported on February 7, 2014, the Company had reached a settlement in a purported class and derivative action relating to the transactions contemplated by the Merger Agreement (the “Merger”) which, subject to court approval, increased the merger consideration by $3.00 per share, from $10.00 per share to $13.00 per share, less any incentive fee and attorneys’ fees that may be awarded by the Court.

On March 25, 2014, a public hearing was held at which the Delaware Court of Chancery considered the fairness and adequacy of the settlement and the applications of the plaintiff and his counsel for an incentive fee and attorney’s fee awards. On March 28, 2014, the Delaware Court issued an order approving the settlement, including an incentive fee of $10,000 and attorneys’ fees of $310,000, which is deducted from the $13.00 per share merger consideration, resulting in a final merger consideration of $12.39 per share.

The Company’s stockholders will be asked to consider and vote on a proposal to adopt the Merger Agreement at a special meeting of stockholders scheduled for May 15, 2014. In connection therewith, in April 2014, the Company filed with the Securities and Exchange Commission and furnished to the Company’s stockholders a proxy statement and other relevant documents. The Company expects that the Merger will close in the second quarter of 2014.

The information above regarding the Merger should be read in conjunction with the disclosures regarding the Merger in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

As discussed further in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, (i) as a holding company, the Company is dependent upon Brookwood for cash, (ii) the Company does not currently earn sufficient cash, either directly or through Brookwood, to fund its ongoing operating costs or obligations, included the HFL Loan (as further described in the Quarterly Report on Form 10-Q), and (iii) Brookwood’s ability to pay the Company a dividend or other advances is dependent upon circumstances that are outside of the Company’s control. The Company can give no assurance that Brookwood will have the ability to satisfy the Company’s cash flow needs, or that the Company would be able to obtain other sources of funding in such a circumstance (other than the HFL Loan, which was amended on March 26, 2014 to provide up to $3,000,000 of liquidity in 2014), and therefore there is substantial doubt as to the Company’s ability to continue as a going concern.

Certain matters contained in this press release concerning the Company, its business, financial and operating results, litigation matters, cash and liquidity issues, and the Company’s ability to continue as a going concern, constitute forward-looking statements and are based upon management’s expectations and beliefs concerning future events impacting the Company. There can be no assurance that these future events will occur as anticipated or that the company’s results will be as estimated. Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update them. For a description of certain factors that could cause the Company’s future results to differ from those expressed in any such forward-looking statements, see Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 entitled “Risk Factors.”

For further information about the Company and on factors that could impact the Company and statements contained in this press release, see the Company’s filings with the Securities and Exchange Commission, including quarterly reports on Forms 10-Q, current reports on Form 8-K and annual reports on Form 10-K. You can access such filings at http://www.sec.gov.

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THE HALLWOOD GROUP INCORPORATED

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
Revenue	$24,122	$31,283

Operating loss	$(4,882)	$(1,144)
Other income (loss)	(113)	(193)

Loss before income taxes	(4,995)	(1,337)
Income tax expense (benefit)	(180)	7

Net loss	$(4,815)	$(1,344)

PER COMMON SHARE
BASIC:
Net loss	$(3.16)	$(0.88)

Weighted average shares outstanding	1,525	1,525

DILUTED:
Net loss	$(3.16)	$(0.88)

Weighted average shares outstanding	1,525	1,525

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may,” “might”, “will,” “would,” “expect,” “intend,” “could,” “estimate,” “should,” “anticipate”, “doubt” or “believe.” The Company intends that all forward-looking statements be subject to the safe harbors created by these laws. All statements other than statements of historical information provided herein are forward-looking and may contain information about financial results, economic conditions, trends, and known uncertainties. All forward-looking statements are based on current expectations regarding important risk factors. Many of these risks and uncertainties are beyond the Company’s ability to control, and, in many cases, the Company cannot predict all of the risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Actual results could differ materially from those expressed in the forward-looking statements, and readers should not regard those statements as a representation by the Company or any other person that the results expressed in the statements will be achieved. Important risk factors that could cause results or events to differ from current expectations are described in the Company’s annual report on Form 10-K for the year ended December 31, 2013 under Item 1A –“Risk Factors”. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the operations, performance, development and results of the Company’s business. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof, including without limitation, changes in its business strategy or planned capital expenditures, growth plans, or to reflect the occurrence of unanticipated events, although other risks and uncertainties may be described, from time to time, in the Company’s periodic filings with the SEC.

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